SPLIT DOLLAR INSURANCE AGREEMENT


     THIS AGREEMENT is made and entered into on this 21st day of February, 1997, by and between DANIEL T. HENDRIX (hereinafter called "Employee"), and INTERFACE, INC. (hereinafter called "Employer").


                            W I T N E S S E T H :


     WHEREAS, Employee is a valued employee of Employer, and Employer wishes to retain him in its employ; and

     WHEREAS, Employer, as an inducement to such continued employment, wishes to assist Employee with his personal life insurance program;

     NOW, THEREFORE, in consideration for the covenants and mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Employer and Employee agree as follows:

     1. POLICY. The life insurance policy to which this Agreement relates is Policy Number 14244990 (hereinafter called the "Policy") issued by Northwestern Mutual Life Insurance Company (hereinafter called "Insurer") on the life of Employee with an initial face amount of $2,764,892 and an initial annual premium of $72,032.00.

     2. EMPLOYEE'S RIGHTS. Employee shall be the owner of the Policy on his life, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy; provided, Employee will not take any action that would impair any right or interest of Employer in and to the Policy as provided herein. Employer's rights in and to the Policy shall be limited to its security interest in and to the cash surrender value of the Policy, as defined therein, and a portion of the death benefit thereof, as hereinafter provided.

     3. PREMIUM PAYMENTS. Employer shall pay to Insurer the entire premium on the Policy as it becomes due. For purposes of this Agreement, the term "unreimbursed premium payments" shall mean (i) the total amount of all premiums on the Policy paid by Employer from the date hereof, less (ii) any prior reimbursement received by Employer from Employee.

     4. EMPLOYER'S RIGHTS. Employer shall have a right to recover its interest in the Policy as defined below. To assure recovery by Employer of its interest in the Policy, Employee shall, contemporaneously herewith, assign such interest in the Policy to Employer, under the form of Collateral Assignment attached hereto as Schedule A, which Assignment gives Employer the limited power to enforce its right to recover its interest in the Policy. The interest of Employer in and to the Policy shall be specifically limited to the following rights:

          (a) The right to recover the greater of (i) the amount of its unreimbursed premium payments, or (ii) the death benefit under the policy in excess of $2,000,000, upon the death of Employee, as provided in paragraph 6 below; and

          (b) The right to recover the unreimbursed premium payments in the event of the termination of this Agreement, as provided in paragraphs 8 and 9 below.

     5. DIVIDENDS. Policy dividends shall be applied to purchase paid-up additional insurance protection.

     6. DEATH BENEFIT. Upon the death of Employee, Employer shall be entitled to receive a portion of the death benefit provided under the Policy equal to the greater of (i) the total amount of its unreimbursed premium payments, or (ii) the death benefit under the Policy in excess of $2,000,000. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by Employee, in the manner and in the amount provided by the beneficiary designation provision endorsed on the Policy. The beneficiary designation provision of the Policy shall comply with the provisions of this paragraph.

     7. TERMINATION EVENTS. This Agreement may be terminated, subject to the provisions of paragraphs 8 and 9 below, by mutual written consent of the parties. Upon the earlier of the date
(i) Employee attains age 65, (ii) Employee's employment with Employer terminates for any reason whatsoever other than Employee's death, or
(iii) Employee surrenders or cancels the Policy, this Agreement shall terminate automatically, subject to the provisions of paragraphs 8 and 9 below.

     8. EMPLOYEE'S RIGHTS ON TERMINATION. In the event of termination of this Agreement as provided in paragraph 7 above, Employee shall have the right to pay to Employer, within 270 days of the date of termination, an amount equal to Employer's unreimbursed premium payments. Alternatively, Employee shall have the right, within 270 days of the date of termination, to apply for a Policy loan in an amount equal to the unreimbursed premium payments, if available, and Employee shall direct Insurer to make the check in payment thereof payable to Employer. Upon receipt of payment, Employer shall execute an appropriate instrument or release of the Collateral Assignment of the Policy and any restrictive endorsement on the Policy. The Policy shall then belong to Employee.

     9. FAILURE TO REPAY EMPLOYER. If Employee fails to pay to Employer the amount specified in paragraph 8 above within 270 days of the date of termination of this Agreement pursuant to the provisions of paragraph 7 above, Employee agrees to transfer all of its right, title and interest in the Policy to Employer by executing such documents as are necessary to transfer such right, title and interest to Employer.

     10. ASSIGNABILITY. Either party may, subject to the limitations of this Agreement, assign its interest and obligations under this Agreement; provided, however, that any assignment shall be subject to the terms of this Agreement.

     11. PAID-UP ADDITIONS. Any payments under the Policy to Employer in connection with the rights granted to Employer in the Collateral Assignment of the Policy shall first be made from Policy cash surrender value attributable to the paid-up additional life insurance purchased by Policy dividends. Employee shall have no interest in the paid-up additional life insurance protection except to the extent the death benefit or cash surrender value thereof exceeds the total amount of Employer's interest in the Policy.

     12. INSURER'S OBLIGATIONS. Insurer shall be bound only by the provisions of the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Insurer shall in no way be bound by, or be deemed to have notice of, the provisions of this Agreement.

     13. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by all of the parties hereto.

     14. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his, her or its last known address as shown on the records of Employer. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     15. SUCCESSORS. This Agreement shall bind Employer and its successors; Employee and his heirs, executors, administrators and transferees; and any Policy beneficiary.

     16. CONTROLLING LAW. This Agreement, and the rights of the parties hereunder, shall be governed and construed pursuant to the laws of the State of Georgia.

     17. ERISA PROVISIONS. The following provisions are part of this agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

          (a) Employer is hereby designated the "Named Fiduciary" until resignation or removal by Employer's Board of Directors. As Named Fiduciary, Employer shall be responsible for the management, control and administration of this Agreement. Employer may allocate to others certain aspects of the management and operation of responsibilities of this Agreement including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

          (b) The funding policy under this Agreement is that all premiums on the Policy be remitted to Insurer when due.
          (c) Direct payment by Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

          (d) For claims procedure purposes, the "Claims Manager" shall be Employer.

               (1) If for any reason a claim for benefits under this Agreement is denied by Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement paragraph on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                         (A)  The claimant's claim shall be deemed
          filed when presented orally or in writing to the Claims
          Manager.

                         (B)  The Claims Manager's explanation shall
          be in writing delivered to the claimant within 90 days of the date the claim is filed.

               (2) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. The claimant or his representative may review pertinent documents related to this Agreement and in the Claims Manager's possession in order to prepare the request for review.

               (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and, if denied, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement paragraphs on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

               (4) Any payment to a claimant shall to the extent thereof be in full satisfaction of all claims hereunder against Employer and the Claims Manager, either of whom may require such claimant, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by Employer and the Claims Manager. If receipt and release is required by the claimant and the claimant does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in this Agreement, the payment of any affected distribution may be delayed until Employer and the Claims Manager receive a proper receipt and release.

     IN WITNESS WHEREOF the parties have signed, sealed and delivered this Agreement in the presence of:


                              EMPLOYEE:

/s/ Karen H. Daniel            /s/ Daniel T. Hendrix        (SEAL)
Witness                       DANIEL T. HENDRIX



                              EMPLOYER:

                              INTERFACE, INC.
/s/ Karen H. Daniel
Witness
                              By:  /s/ Raymond S. Willoch


                              Title:  Sr. Vce President & Sec.
                                   [CORPORATE SEAL]


                               SCHEDULE A

                         COLLATERAL ASSIGNMENT


     THIS ASSIGNMENT is made and entered into effective this 21st day of February, 1997 by the undersigned as owner (hereinafter called "Owner") of Life Insurance Policy No. 14244990 issued by Northwestern Mutual Life Insurance Company (hereinafter called "Insurer") and any supplementary contracts issued in connection therewith (said policies and contracts being herein called the "Policy"), upon Owner's life to INTERFACE, INC. (hereinafter called "Assignee").


                           W I T N E S S E T H :


     WHEREAS, Owner is a valued employee of Assignee;

     WHEREAS, Assignee desires to assist Owner with his personal life insurance program by paying the premiums due on the Policy, as more specifically provided for in that certain Split Dollar Insurance
Agreement, of even date herewith, between Owner and Assignee
(hereinafter called the "Agreement"); and

     WHEREAS, in consideration of Assignee agreeing to pay said premiums, Owner agrees to grant Assignee an interest in the Policy as collateral security for the payment to Assignee by Owner of Assignee's interest in the Policy (as defined in the Agreement);

     NOW, THEREFORE, for value received, the undersigned hereby assigns, transfers and sets over to Assignee, its successors and assigns, the following specific rights in the Policy, subject to the following terms and conditions:

     1. ASSIGNMENT. This Assignment is made, and the Policy is to be held, as collateral security for all obligations of Owner to Assignee, either now existing or that may hereafter arise, pursuant to the terms of the Agreement.

     2. ASSIGNEE'S RIGHTS. Assignee's interest in the Policy shall be limited to:

          (a) The right to recover the greater of (i) the amount of its unreimbursed premium payments, or (ii) the death benefit under the policy in excess of $2,000,000, upon the death of Owner as provided in paragraph 6 of the Agreement; and

          (b) The right to recover the unreimbursed premium payments, in the event of termination of the Agreement, as provided in paragraphs 8 and 9 of the Agreement.

     3. OWNER'S RIGHTS. Owner shall retain all incidents of ownership in the Policy; provided, however, that all rights retained by Owner shall be subject to the terms and conditions of the Agreement.

     4. FORWARDING OF POLICY. Upon request, Assignee shall forward the Policy to Insurer, without unreasonable delay, for any endorsement or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by Owner hereunder.
     5. INSURER'S RELIANCE. Insurer is hereby authorized to recognize Assignee's claims to rights hereunder without investigating the reason for any action taken by Assignee, the validity or amount of any of the liabilities of Owner to Assignee under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by Assignee of any amounts to be paid to Assignee. The signature of Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby to Assignee and the receipt of Assignee for any sums received by it shall be a full discharge and release therefore to Insurer.

     6. INSURER'S PROTECTION. Insurer shall be fully protected in recognizing the requests made by Owner for surrender of the Policy with or without the consent of Assignee and upon such surrender the Policy shall be terminated and shall be of no further force and effect.

     7. END OF ASSIGNMENT. Upon full satisfaction of Owner's obligations under the Agreement, Assignee shall reassign to Owner the Policy and all specific rights included in this Collateral Assignment.
     IN WITNESS WHEREOF, Owner and Assignee have signed, sealed and delivered this Collateral Assignment in the presence of:

                              OWNER:

/s/ Karen H. Daniel             /s/ Daniel T. Hendrix     (SEAL)
Witness                       DANIEL T. HENDRIX


                              ASSIGNEE:

                              INTERFACE, INC.


/s/ Karen H. Daniel           By: /s/ Raymond S. Willoch
Witness                       Title: Sr. Vice President & Secretary

                                        [CORPORATE SEAL]